Exhibit 99.1

Ekso Bionics Appoints Jerome Wong Interim Chief Financial Officer

RICHMOND, Calif., May 26, 2022 -- Ekso Bionics Holdings, Inc. (Nasdaq: EKSO) (the “Company”), an industry leader in exoskeleton technology for medical and industrial use, today announced the appointment of Jerome Wong as Interim Chief Financial Officer following the departure of current CFO Jack Glenn. Mr. Glenn resigned effective June 17, 2022 to pursue a new position at another public company. Mr. Glenn’s resignation is not the result of any dispute or disagreement with the Company including any matters relating to the Company’s accounting practices or financial reporting.

“I am excited that Jerome has accepted the Interim CFO role after having served as our Controller for the past five years,” said Scott Davis, President and Chief Operating Officer of Ekso Bionics. “Jerome brings extensive knowledge of Ekso’s finance and accounting controls, enabling a seamless transition as we further execute on growth opportunities.”

“Jack has been a tremendous asset to Ekso Bionics during his nearly four-year tenure as CFO, and we are grateful for his many contributions to the Company,” Davis added. “We wish him well in his next opportunity and future endeavors.”

Mr. Wong, 48, has served as the Company’s Controller since May 2017 and brings more than 20 years of experience in finance, accounting and strategy to this role, focusing on high and medical technology and life sciences in public companies. Previously, he worked for more than a decade as a corporate controller or assistant corporate controller to companies in the high technology and life sciences industries, including ABM Industries, Inc. from July 2006 through September 2008, XOMA Corporation from July 2009 through October 2014, and Pattern Energy Group Inc. from October 2014 to December 2015. Mr. Wong is a Canadian Chartered Professional Accountant and has a B.A. in Finance and Accounting from The University of British Columbia.

About Ekso Bionics®

Ekso Bionics® is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance, and mobility across medical and industrial applications. Founded in 2005, the Company continues to build upon its industry-leading expertise to design some of the most cutting-edge, innovative wearable robots available on the market. Ekso Bionics is the only exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe. Ekso Bionics is headquartered in the San Francisco Bay Area and is listed on the Nasdaq Capital Market under the symbol “EKSO.” For more information, visit: www.eksobionics.com or follow @EksoBionics on Twitter.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding the transition of the Company’s CFO. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of the Company’s sales and marketing efforts or of partners to market the Company’s products effectively, adverse results in future clinical studies of the Company's medical device products, the failure of the Company to obtain or maintain patent protection for the Company's technology, the failure of the Company to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, disruptions in the Company’s supply chain due to the ongoing COVID-19 pandemic, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit the Company’s website at www.eksobionics.com or refer to the Company’s Twitter page at @EksoBionics. The Company does not undertake to update these forward-looking statements.

Contact:

David Carey

212-867-1768

investors@eksobionics.com

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